As filed with the Securities and Exchange Commission on January 8, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Colombia Goldfields Ltd.

(Exact name of registrant as specified in its charter)

Delaware	76-0730088
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

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#208-8 King Street East, Toronto, Ontario, Canada M5C 1B5 (416) 203-3856 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company

2711 Centerville Road, Suite 400,

Wilmington, Delaware 19808

(800) 927-9800

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

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Copy to:

Christopher J. Cummings, Esq.

Shearman & Sterling LLP

199 Bay Street, Commerce Court West, Suite 4405, P.O. Box 247, Toronto, Ontario, Canada M5L 1E8

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Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [   ]

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CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit Or Share (1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount Of Registration Fee
Colombia Goldfields Ltd. debt securities, common stock, preferred stock, warrants, share purchase contracts and units
Total	$200,000,000	-	$200,000,000	$7,860.00

(1)

Omitted pursuant to General Instruction II.D. of Form S-3.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)

Exclusive of accrued interest, if any.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 8, 2008

Prospectus

$200,000,000

Colombia Goldfields Ltd.

Preferred Stock

Common Stock

Debt Securities

Warrants

Share Purchase Contracts

Units

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We may offer and sell, from time to time, in one or more offerings, any combination of the securities that we describe in this prospectus having a total initial offering price not exceeding $200,000,000.

We will provide the specific terms of these securities, other than our common stock, which are described in this prospectus beginning on page 18, in supplements to this prospectus.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.  Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement.  We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

Our shares of common stock trade on the Toronto Stock Exchange (the “TSX”) under the symbol “GOL” and are quoted on the over-the-counter bulletin board (the “OTCBB”) administered by the Financial Industry Regulatory Authority, Inc. (“FINRA”) under the symbol “CGDF”.  On January 4, 2008, the last sale price of our common stock as reported by the TSX and the OTCBB was Cdn$1.10 per share and US$1.08 per share, respectively.

We have not yet determined whether any of our debt securities or any of our shares of preferred stock, warrants, share purchase contracts or units offered hereby, will be listed on any exchange or over-the-counter market.  If we decide to seek listing of such securities, a prospectus supplement relating to such securities will identify such exchange or market.

Investing in our securities involves risks.  See “Risk Factors” beginning on page 9 of this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The date of this prospectus is                           , 2008.

PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration or continuous offering process.  Under this shelf registration process, we may sell any combination of the following securities in one or more offerings up to a total dollar amount of $200,000,000, or the equivalent thereof if any of the securities are denominated in a currency, currency unit or composite currency other than the U.S. dollar:

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our common stock;

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our preferred stock;

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our warrants;

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our share purchase contracts;

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our units; and

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our debt securities.

The terms of the aforementioned securities will be determined at the time of the offering.

PROSPECTUS SUPPLEMENT

This prospectus provides you with a general description of the securities offered by the selling securityholders.  In some cases, selling securityholders will be required to provide a prospectus supplement containing specific information about the selling securityholders.  The prospectus supplement may also add to, update or change information contained in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.  You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Colombia Goldfields”.

The prospectus supplement, if any, to be attached to the front of this prospectus may describe, as applicable:  specific information about selling securityholders, the offering price, the price paid for the securities and other specific terms related to the offering of these securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement, including the exhibits, can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information about Colombia Goldfields”.

WHERE YOU CAN FIND MORE INFORMATION ABOUT COLOMBIA GOLDFIELDS

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, DC 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Colombia Goldfields, who file electronically with the SEC.  The address of the site is www.sec.gov.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents.  The information incorporated by reference is deemed to be part of this prospectus.  The following documents, which have been filed by us with the SEC, are incorporated by reference into this prospectus:

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Annual report on Form 10-KSB for the fiscal year ended December 31, 2006;

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Quarterly report on Form 10-QSB for the quarterly period ended September 30, 2007;

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Quarterly report on Form 10-QSB for the quarterly period ended June 30, 2007;

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Quarterly report on Form 10-QSB for the quarterly period ended March 31, 2007;

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Current reports on Form 8-K filed with the SEC on January 8, 2007, February 27, 2007 (as amended on February 28, 2007), March 16, 2007, March 22, 2007, June 12, 2007, August 24, 2007, October 5, 2007, October 16, 2007, November 29, 2007 and December 31, 2007; and

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The description of our common stock that is contained in our registration statement on Form 8-A filed on November 5, 2004.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus until all of the securities being offered under this prospectus are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Chief Financial Officer
Colombia Goldfields Ltd.
#208-8 King Street East
Toronto, Ontario, Canada  M5C 1B5
Tel:  (416) 361-9640

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

Our Internet address is www.colombiagf.com.  We make available free of charge, through our website, our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and amendments to those reports.  The information on our website is not, however, a part of this prospectus.

FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this document may be deemed to be forward-looking statements.  All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements.  Such statements are characterized by terminology such as “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, and similar expressions.  These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from such statements, some of which are described below under the caption “Risk Factors”, as well as other factors that our management has not yet identified.  Any such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.  These uncertainties and other factors, which we describe in more detail elsewhere in this prospectus and the documents incorporated by reference herein and may describe in any accompanying prospectus supplement, include, but are not limited to:

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our need to raise substantial funds in order to continue as a going concern;

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our limited operating history;

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the risk of loss of title to our properties and other interests;

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the risk of not completing our plan to relocate the town of Marmato;

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political and economic uncertainties characteristic of doing business in Colombia;

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the costs of compliance with government regulations and environmental laws;

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the competitiveness of the mineral exploration business;

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our vulnerability to fluctuations in commodity prices;

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the risk that we may be unable to bring our properties into commercial production;

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our dependence on key management;

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our dependence on a single exploration region;

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the high degree of physical and financial risk characteristic of mineral exploration and mining;

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the risks inherent in estimating mineral resources and future production;

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potential conflicts of interest of our directors and officers;

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the risk that Colombia may institute restrictions on the repatriation of earnings;

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our vulnerability to fluctuations in currency exchange rates;

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the potential difficulty of enforcing judgments of U.S. courts against our assets, directors or officers;

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the risk that we may fail to maintain an effective system of internal controls;

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the costs of compliance with the Sarbanes-Oxley Act of 2002, including its effect on our ability to attract and retain qualified personnel;

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uncertainties relating to the expected costs of our exploration program;

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the possibility that our properties will ultimately prove not commercially viable;

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the impact of short selling on the volatility of our share price;

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our expectation not to pay dividends in the foreseeable future;

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the volatility of our share price; and

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the effect of “Penny Stock” rules on the level of trading activity in our stock.

We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

We were incorporated in the state of Nevada on March 25, 2003 under the name Secure Automated Filing Enterprises Inc. and reincorporated in the state of Delaware on July 31, 2006.  From the date of our incorporation until March 2005, we provided electronic filing services to companies that were required to electronically file reports with the Securities and Exchange Commission (“SEC”).  After this time, we reorganized our operations and our current focus is on the acquisition and development of our interests in mining properties located in Western Colombia.  Our principal office is located at #208-8 King Street East, Toronto, Ontario, Canada M5C 1B5.  Our fiscal year end is December 31.

Our objective is to define and consolidate ownership of a potentially bulk-mineable ore body in the Marmato Region of Western Colombia.  Our objective is to consolidate a new gold district around Marmato Mountain in Colombia by:

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acquiring the rights to an historic prospective gold project in Marmato (the “Marmato Mountain Properties”);

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acquiring the majority of Marmato Mountain’s legally registered mineral titles;

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acquiring certain surrounding properties in the Caramanta Region (the “Caramanta Properties”); and

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planning for and executing the acquisition of additional ancillary properties.

Our primary focus is to advance the Marmato Mountain Properties through:

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the acquisition of additional Colombian mineral concessions and mineral rights;

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assisting in the resettlement of the town of Marmato;

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ongoing drilling and sampling programs;

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the preparation of revised resource estimates; and

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preparing for a feasibility study.

We are an exploration stage company and there is no assurance that commercially exploitable reserves of gold exists on any of our property interests.  In the event that commercially exploitable reserves of gold exist on any of our property interests, we cannot guarantee that we will make a profit.  If we cannot acquire or locate gold deposits, or if it is not economical to recover the gold deposits, our business and operations will be materially and adversely affected.  The disclosure that follows is a summary of each of our property interests.

The Marmato Mountain Properties

We acquired an interest in certain mining rights and options to acquire mining rights in the Zona Alta portion of Marmato Mountain located in Western Colombia as a result of our acquisition of RNC (Colombia) Limited (“RNC”), a Belize corporation and previously a wholly-owned subsidiary of Investcol Limited.  Pursuant to a Stock Purchase Agreement we entered into on January 12, 2006 with Investcol and RNC, we acquired 25% of RNC’s issued and outstanding stock in consideration for the issuance of 1,000,000 shares of our common stock to Investcol and a $1,200,000 non-interest bearing demand loan to RNC.  Thereafter on April 28, 2006, we acquired an additional 25% of RNC’s issued and outstanding common stock, resulting in us owning 50% of RNC’s issued and outstanding common stock, in consideration for the issuance of 2,000,000 shares of our common stock to Investcol and a $4,000,000 non-interest bearing demand loan to RNC.  Thereafter, we acquired an additional 25% of RNC’s issued and outstanding common stock, resulting in our owning 75% of RNC’s issued and outstanding common stock, in consideration for the issuance of 4,200,000 shares of our common stock to Investcol, payment of $200,000 to Investcol, a commitment to provide a $5,000,000 non-interest bearing loan to RNC by December 31, 2006, and commitment to provide sufficient funds to RNC to complete the feasibility study on the Marmato Mountain Properties pursuant to the First Amendment to the Stock Purchase Agreement (the “First Amendment”) of the Stock Purchase Agreement executed on August 22, 2006.  On December 14, 2006, we entered into a Second Amendment to the Stock Purchase Agreement (the “Second Amendment”) and acquired an additional 15% interest in RNC, resulting in us owning 90% of RNC, in exchange for the issuance of 4,000,000 shares of our common stock to Investcol.  Subject to the revised terms of the Second Amendment, we had the option to acquire the final 10% interest in RNC until May 1, 2009 resulting in our owning 100% of RNC, in consideration for exchange for the purchase price of $15,000,000.  This payment could be made in either cash, shares of our common stock, or any combination thereof.  Any shares issued would be valued at 90% of the average closing price of our common stock as reported on a national securities exchange or national market or quotation system over the 30 day period immediately preceding the deliver of notice to Investcol of our intent to exercise this option.  On August 24, 2007 the parties executed a Third Amendment to the Stock Purchase Agreement (the “Third Amendment”) in order to revise the consideration required to exercise our option to acquire the remaining 10% of the issued and outstanding stock of RNC to a cash payment of $300,000 and the issuance of 3,000,000 shares of our common stock.  In connection with the execution of the Third Amendment, we exercised our option to acquire the additional and final 10% interest in RNC.  As consideration for the acquisition of the final 10% interest in RNC, we paid Investcol $300,000 and issued Investcol 3,000,000 shares of our common stock.  As a result of these transactions, we currently own 100% of RNC.

RNC is the beneficial holder of 94.99% of the issued and outstanding stock of Compania Minera de Caldas S.A. (“Caldas”), a Colombia corporation that (i) owns certain mining rights and properties, (ii) has options to acquire mining rights and (iii) has exclusive rights to evaluate certain property, all located in the Zona Alta portion of the Marmato deposit located in Western Colombia.  Under Colombian law, Colombian companies are required to have a minimum of five shareholders.  As a result, the remaining 5.01% of Caldas is held directly or indirectly by officers and senior management of the Company.

The Caramanta Properties

On September 22, 2005, we entered into an Assignment Agreement with Investcol Limited (“Investcol”), a corporation organized and existing under the laws of Belize and a related party to the Company, where Investcol assigned, transferred, and conveyed to us all of its rights under a Contract for Purchase Option of Mining Concessions (“Original Option Contract”) entered into with CIA Servicios Logisticos de Colombia Ltda., a corporation organized and existing under the laws of Colombia.  As a result of this Assignment Agreement with Investcol, we acquired an option to purchase certain mining and mineral rights on property known as Concession 6602, 1343, and 6329 located in Caramanta Municipality, Antioquia Department, Medellin, Colombia.  In consideration for the assignment of this interest, we paid to Investcol $500,000 and issued Investcol 1,000,000 shares of our common stock.

On April 10, 2006, we acquired from Investcol its rights to acquire certain mining contracts to exclusively engage in mining activities on Concessions 6993, 7039, 6821, and 6770 (the “Contracts”) and options to acquire the exclusive rights to engage in mining activities on Concessions HETJ-31, 32, 26, 27, and HETJ-01 (the “Options”) all located within an area referred to as the Caramanta region in Western Colombia.  As consideration for this acquisition, we issued to Investcol 1,000,000 restricted shares of our common stock and paid to Investcol $350,000.  As a result of our acquisition of Gavilan on September 25, 2006 as described below, we subsequently became the contractual owner of Concessions 6993, 7039, 6821, 6770, HETJ-31, 32, 26, 27, and HETJ-01.

On September 25, 2006, in order to acquire Concessions 6602, 1343 and 6329 outright, we entered into a Master Agreement to acquire 94.99% of the issued and outstanding shares of Gavilan Minerales S.A. (“Gavilan”), a Colombia corporation, for the purchase price of $300,000 and the issuance of 1,150,000 shares of our common stock.  Cia Servicios Logisticos de Colombia Ltda. was the primary shareholder of Gavilan, which in turn owned the rights to Concessions 6602, 1343, and 6329.  As a result of our acquisition of Gavilan, we became the contractual owner of these Concessions, and we are currently working towards completing title transfer to Gavilan.  Under Colombian law, Colombian companies are required to have a minimum of five shareholders.  As a result, the remaining 5.01% of Gavilan is held directly or indirectly by officers and senior management of the Company.

On August 27, 2007, we entered into an agreement with an unrelated party that provides us with an option to acquire 100% of Concession 668-17 in the Caramanta Region.  Over a twenty-four month period the Company has the option to pay a total of 2.4 billion Colombian pesos (approximately $1,200,000) to acquire a 100% interest in this additional property in the Caramanta region.

The KEDAHDA Properties

On August 30, 2006, Caldas entered into a Transfer of Properties and Sale Agreement with Sociedad KEDAHDA S.A (“KEDAHDA”), a Colombia corporation, and acquired the Mining Title, Mining Application, and Mining Data for property located in the Marmato Mountain Gold District located in Colombia identified Title 5956, Applications 6455, 6455-B, 6418, 6418-B, 6418-C, 6170, D15-151, 622-17, 623-17, 615-17, 616-17 and 628-17.  Pursuant to an Agreement with Caldas and KEDAHDA, we paid the purchase price of $500,000 for these property interests and KEDAHDA agreed to hold the title for these property interests in their name for our benefit.  Title to these property interests are being held by KEDAHDA in order to secure the approval for the transfer of title by Colombian mining authorities in accordance with the applicable laws of the Republic of Colombia.

RISK FACTORS

The following are some of the risks associated with our business.  You should also refer to the other information in this prospectus, including the financial statements and accompanying notes thereto incorporated by reference in this prospectus.

Going Concern — We need to raise substantial funds in order to acquire additional exploration and mining properties or interests and commence exploration activities.

We have incurred a net loss of $17.5 million for the period from our inception on March 25, 2003 to September 30, 2007.  As of September 30, 2007, we had a working capital deficiency of $1.5 million.  We presently are not generating any revenue and do not anticipate that we will generate any revenue from operations in the near future.  We estimate that a minimum of $40.0 million will be required over the next twelve to eighteen months to complete the initial phase of drilling for the Marmato Mountain Properties, prepare a feasibility study, and cover our administration and property purchases costs.  Our estimates are subject to change as we move through the steps of confirming the Marmato Mountain Properties historical resource, additional drilling, town relocation and title acquisition.  Such changes may be significant.

Other than the private placement we closed on December 28, 2007, we currently do not have any arrangements for financing and we may not be able to obtain financing.  If we are unable to obtain additional financing when sought, we will be required to curtail our business plan.  Any additional equity financing may involve substantial dilution to our then existing shareholders.  There is a significant risk to investors who purchase shares of our common stock because there is a risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time.

Limited Operating History — Because we have only recently commenced our exploration operations, we face a high risk of business failure due to our inability to predict the success of our business.

We have a very limited operating history upon which an evaluation of our future success or failure can be made.  It was only recently that we took steps in a plan to engage in the acquisition of interests in exploration and development properties in Western Colombia, and it is too early to determine whether such steps will lead to success.  It is premature to evaluate the likelihood that we will be able to operate our business successfully.  To date, we have been involved primarily in the acquisition of property interests and mining rights as well as exploration drilling in Western Colombia.  We have not earned any revenues from our current operations.

Title Risk — Because we presently do not carry title insurance and do not plan to secure any in the future, we are vulnerable to loss of title.

We do not maintain insurance against title.  Title on mineral properties and mining rights involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyance history characteristic of many mining properties.  Currently, we are in the process of investigating the title of mineral concessions for which we hold or have contractual rights to either directly or indirectly through our equity interests in RNC, Gavilan and Caldas.  We cannot give any assurance that title to such properties will not be challenged or impugned and cannot be certain that we will have or will acquire valid title to these mining properties.  We cannot assume that counterparties to our title transfer agreements will meet their contractual obligations and transfer title on a timely basis.  Furthermore, there is a risk that the Colombian government may in the future grant additional titles in excess of our expectations to currently illegal miners or that disputes may arise as to existing title ownership or planned acquisitions.  Furthermore, although we believe that mechanisms exist to integrate the titles of mineral properties currently not owned by us, there is a risk that this process could be time consuming and costly.  The possibility also exists that title to existing properties or future prospective properties may be lost due to an omission in the claim of title.  As a result, any claims against us may result in liabilities we may not be able to afford resulting in the failure of our business.

Town Relocation Risk — If we are unable to complete our plan to move the town of Marmato, our ability to advance our Marmato project could be impaired and our financial results may suffer.

Our business plan includes moving the town of Marmato from its current location on the Marmato Mountain to a safer location.  While we are currently working with city, state, and federal governments to facilitate this move, we are subject to the risk of political, economic, or social circumstances that could delay our ability to complete the town move.  If we are unable to complete the town move, our ability to advance our Marmato project could be impaired.

Political and Economic Uncertainties — Because our property interest and exploration activities in Colombia are subject to political, economic and other uncertainties, situations may arise that could have a significantly adverse material impact on us.

Our property interests and proposed exploration activities in Western Colombia are subject to political, economic and other uncertainties, including the risk of expropriation, nationalization, renegotiation or nullification of existing contracts, mining licenses and permits or other agreements, changes in laws or taxation policies, currency exchange restrictions and fluctuations, changing political conditions and international monetary fluctuations.  Future government actions concerning the economy, taxation, or the operation and regulation of nationally important facilities such as mines could have a significant effect on us.  Any changes in regulations or shifts in political attitudes are beyond our control and may adversely affect our business.  Exploration may be affected in varying degrees by government regulations with respect to restrictions on future exploitation and production, price controls, export controls, foreign exchange controls, income taxes, expropriation of property, environmental legislation and mine and/or site safety.  No assurances can be given that our plans and operations will not be adversely affected by future developments in Colombia.  Colombia is home to South America’s largest and longest running insurgency.  Any changes in regulations or shifts in political attitudes are beyond the control of the Company and may adversely affect our business.

Government Regulation and Environmental Risks — Because we are subject to various governmental regulations and environmental risks, we may incur substantial costs to remain in compliance.

Our operations are subject to Colombian and local laws and regulations regarding environmental matters, the abstraction of water, and the discharge of mining wastes and materials.  Any changes in these laws could affect our operations and economics.  Environmental laws and regulations change frequently, and the implementation of new, or the modification of existing, laws or regulations could harm us.  We cannot predict how agencies or courts in Colombia will interpret existing laws and regulations or the effect that these adoptions and interpretations may have on our business or financial condition.  We may be required to make significant expenditures to comply with governmental laws and regulations.

Any significant mining operations will have some environmental impact, including land and habitat impact, arising from the use of land for mining and related activities, and certain impact on water resources near the project sites, resulting from water use, rock disposal and drainage run-off.  No assurances can be given that such environmental issues will not have a material adverse effect on our operations in the future.  While we believe we do not currently have any material environmental obligations, exploration activities may give rise in the future to significant liabilities on our part to the government and third parties and may require us to incur substantial costs of remediation.

Additionally, we do not maintain insurance against environmental risks.  As a result, any claims against us may result in liabilities we will not be able to afford, resulting in the failure of our business.  Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.  Parties engaged in exploration operations may be required to compensate those suffering loss or damage by reason of the exploration activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Amendments to current laws, regulations and permits governing operations and activities of exploration companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in expenditures and costs or require abandonment or delays in developing new mining properties.

Competition — In the event that we are unable to successfully compete within the mineral exploration business, we may not be able to achieve profitable operations.

The mineral exploration business is highly competitive.  This industry has a multitude of competitors and many competitors dominate this industry.  Many of our competitors have greater financial resources than us.  As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities or in the retention of qualified personnel.  No assurances can be given that we will be able to compete effectively.

Commodity Fluctuations — Due to numerous factors beyond our control which could affect the marketability of gold including the market price for gold, we may have difficulty selling any gold if commercially viable deposits are found to exist.

The availability of markets and the volatility of market prices are beyond our control and represent a significant risk.  Even if commercially viable deposits of gold are found to exist on our property interests, a ready market may not exist for the sale of the reserves.  Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  These factors could inhibit our ability to sell gold in the event that commercially viable deposits are found to exist.

Production Risks — In the event that commercially viable deposits are found to exist, there is a risk that we may not have to requisite resources and expertise to place our properties into commercial production.

We have limited prior experience in placing mineral properties into production and our ability to do so will be dependent upon us using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise.  There can be no assurance that we will have available to us the necessary expertise when and if we place our resource properties into production.  Furthermore, as input costs continue to rise in the current economic environment, there can be no assurance that we will be able to place our properties into commercial production on economically favorable terms.

Dependence on Key Management and Scarce Resources — Because our success is dependent upon a limited number of people, our business may fail if those individuals leave the company.

The ability to identify, negotiate and consummate transactions that will benefit us is dependent upon the efforts of our management team.  The loss of the services of any member of management could have a material adverse effect on us.  Our planned drilling activities may require significant investment in additional personnel and capital equipment.  Given the current shortage of equipment and experienced personnel within the mining industry, there can be no assurance that we will be able to acquire the necessary resources to successfully implement our business plan.  We have historically experienced, and continue to experience, significant delays in receiving quality assay and check assay results from our third-party analytical laboratories, and, as a result, there can be no assurance that we will be able to complete our resource estimates on a timely basis.

Dependence on a Single Exploration Region — Because we are currently dependent upon one principal mineral district, should our properties fail to generate sufficient revenue to support future operations, our business may fail.

We are currently dependent upon one principal mineral region, that being the Marmato Mountain Gold District in Colombia.  The Marmato Mountain Gold District may never develop into commercially viable ore bodies, which would have a materially adverse affect on our potential mineral resource production, profitability, financial performance, and results of operations.

Exploration and Mining Risks — Because mineral exploration and mining involve a high-degree of physical and financial risk, we may never achieve profitable operations, and our business may fail.

The business of exploring for minerals and mining involves a high degree of risk.  Only a small proportion of the properties that are explored are ultimately developed into producing mines.  At present, none of our properties have proven or probable reserves and the proposed programs are an exploratory search for proven or probable reserves.  The mining areas presently being assessed by us may not contain economically recoverable volumes of minerals or metals.  Our operations may be disrupted by a variety of risks and hazards which are beyond our control, including fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor and other risks involved in the operation of mines and the conduct of exploration programs.  We have relied and may continue to rely upon consultants and others for operating expertise.  Should economically recoverable volumes of minerals or metal be found, substantial expenditures will be required to establish reserves through drilling, to develop metallurgical processes, to develop the mining and processing facilities and infrastructure at any site chosen for mining.  Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities or having sufficient grade to justify commercial operations or that funds required for development can be obtained on a timely basis.  The economics of developing gold and other mineral properties is affected by many factors including the cost of operations, variations of the grade of ore mined, fluctuations in the price of gold or other minerals produced, costs of processing equipment and such other factors as price of gold or other minerals produced, costs of processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection.  In addition, the grade of mineralization ultimately mined may differ from that indicated by drilling results and such differences could be material.  Short term factors, such as the need for orderly development of ore bodies or the processing of new or different grades, may have an adverse effect on mining operations and on the results of operations.  There can be no assurance that minerals recovered in small scale laboratory tests will be duplicated in large scale tests under on-site conditions or in production scale operations.  Material changes in geological resources, grades, stripping ratios or recovery rates may affect the economic viability of projects.  Depending on the price of gold or other minerals produced, which have fluctuated widely in the past, we may determine at any time that it is impractical to commence or continue commercial production.

Risks Inherent in Estimating Mineral Resources and Production — If we have incorrectly estimated our mineral resources and future production, our future revenues will be materially negatively affected.

Our mineral resource estimates are estimates only and no assurance can be given that any proven or probable reserves will be discovered or that any particular level of recovery of minerals will in fact be realized or that an identified reserve or resource will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited.  In addition, the grade of mineralization which may ultimately be mined may differ from that indicated by drilling results and such differences could be material.  Production can be affected by such factors as permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions.  Discussions of our mineral resource estimates should not be interpreted as assurances of commercial viability or potential or of the profitability of any future operations.

Conflicts of Interest — Because our directors and officers may serve as directors or officers of other companies, they may have a conflict of interest in making decisions for our business.

Our directors and officers may serve as directors or officers of other companies or have significant shareholdings in other resource companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation.  In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms.  In accordance with the laws of the State of Delaware, our directors are required to act honestly, in good faith and in our best interests.  In determining whether or not we will participate in a particular program and the interest therein to be acquired by us, the directors will primarily consider the degree of risk to which we may be exposed and our financial position at that time.

Repatriation of Earnings — If restrictions on repatriation of earnings from Colombia to foreign entities are instituted, our business may be materially negatively affected.

Currently there are no restrictions on the repatriation from Colombia of earnings to foreign entities.  However, given the political climate in Latin America and its history of regime changes there can be no assurance that restrictions on repatriations of earnings from Colombia will not be imposed in the future.

Currency Fluctuations — Because we conduct operations in Colombia, we are subject to foreign currency fluctuations, which may materially affect our financial results.

Our operations in Colombia make us subject to foreign currency fluctuations and such fluctuations may materially affect our financial position and results.  We report our financial results in U.S. dollars and incur expenses in U.S. dollars, Canadian dollars, and Colombian pesos.  As the exchange rate between the Canadian dollar and Colombian peso fluctuates against the U.S. dollar, we will experience foreign exchange gains and losses, both realized and unrealized, and such gains and losses may be significant.  We do not hedge any of our foreign currency denominated balance sheet or operating exposures.

Enforcement of Civil Liabilities — Because substantially all of our assets are located outside of the United States, it may be difficult or impossible to enforce judgments granted by a court in the United States against our assets, directors, or officers.

Substantially all of our assets are located outside of the United States, and certain of our directors and officers are resident outside of the United States.  As a result, it may be difficult or impossible to enforce judgments granted by a court in the United States against our assets or our directors and officers residing outside of the United States.

Internal Controls — If we fail to maintain an effective system of internal control, we may not be able to accurately report our financial results or prevent fraud, resulting in current and potential stockholders losing confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.  We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement.  Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.  Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Sarbanes-Oxley — New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals.  The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws.  The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  As a public company, we are required to comply with the Sarbanes-Oxley Act.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.  We are currently working towards our Sarbanes-Oxley 404 compliance schedule, but it is a costly and time-consuming process and there can be no assurance that we will be compliant within the relevant legislation requirements.  We have limited internal and external resources and devote to becoming SOX 404 compliant and there can be no assurance we will be compliant.  We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Project Costs — Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.

We have and will in the future engage consultants to assist it with respect to our operations in Colombia.  We are beginning to deal with the various regulatory and governmental agencies, and the rules and regulations of such agencies, in connection with the advancement of the Marmato and Caramanta projects.  No assurances can be given that we will be successful in our efforts.  Further, in order for us to operate and grow our business in Colombia, we need to continually conform to the laws, rules and regulations of such country and local jurisdiction.  It is possible that the legal and regulatory environment pertaining to the exploration and development of gold mining properties will change.  Uncertainty and new regulations and rules could increase our cost of doing business, or prevent us from conducting our business.

Commercialization Risks — Our due diligence activities with respect to our property interests cannot assure that these properties will ultimately prove to be commercially viable.

Our due diligence activities have been limited, and to a great extent, we have relied upon information provided to us by third-party advisors.  Accordingly, no assurances can be given that the properties or mining rights we possess will contain adequate amounts of gold for commercialization.  Further, even if we recover gold from such mining properties, we cannot guarantee that we will make a profit.  If we cannot acquire or locate commercially exploitable gold deposits, or if it is not economical to recover the gold deposits, our business and operations will be materially adversely affected.  At present, none of our properties have proven or probable reserves and the proposed programs are an exploratory search for proven or probable reserves.  The mining areas presently being assessed by us may not contain economically recoverable volumes of minerals or metals.  We have relied and may continue to rely, upon consultants and others for operating expertise.

Short Selling — Because our common stock is quoted and traded on the over-the-counter bulletin board and the Toronto Stock Exchange, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale.  The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.  Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock.  In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock.  As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued at any time.  These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges.  Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Dividends — Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment.  Investors seeking cash dividends should not purchase our common stock.

Stock Price Volatility — Because our stock price can be volatile, investors may not be able to recover any of their investment.

Stock prices in general, and stock prices of mineral exploration companies in particular, have experienced extreme volatility that often have been unrelated to the operating performance or any specifics of the company.  Factors that may influence the market price of our common stock include:

(i)

actual or anticipated changes or milestones in our operations;

(ii)

our ability or inability to acquire gold mining properties or interests in such properties in Colombia;

(iii)

our ability or inability to generate revenues;

(iv)

increased competition within Colombia and elsewhere;

(v)

government regulations, including mineral exploration regulations that affect our operations;

(vi)

predictions and trends in the gold mining exploration industry;

(vii)

volatility of gold market prices;

(viii)

sales of common stock by “insiders”; and

(ix)

announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors.

Our stock price may also be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuation, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations, may adversely affect the market price of our common stock.

Penny Stock Rules — Because our common stock is quoted on the over-the-counter bulletin board administered by FINRA and is subject to the “Penny Stock” rules, the level of trading activity in our stock on the over-the-counter bulletin board may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the over-the-counter bulletin board administered by FINRA).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

USE OF PROCEEDS

Except as may be described in the applicable prospectus supplement that accompanies this prospectus, we intend to add the net proceeds from the sale of the securities under this prospectus to our general funds and use such proceeds for working capital and other general corporate purposes.

We will determine the allocation of the net proceeds of an offering of securities to a specific purpose, if any, at the time of the offering and we will describe such allocation in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of our earnings to fixed charges for the periods indicated are as follows:

	Nine months ended September 30,	Years ended December 31,
	2007	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

__________

(1)

The Company has not generated any earnings or positive cash flow from operations.  As a result, for all periods presented, the Company has no earnings or cash flows available to cover fixed charges.  Fixed charges, consisting of interest incurred on short-term bridge loans, were $365,391 for the nine months ended September 30, 2007 and $nil for each of the fiscal years ended December 31, 2006, 2005, 2004, 2003 and 2002.

If we use this prospectus to offer debt securities or preferred stock, the prospectus supplement will include a ratio of earnings to fixed charges or a ratio of earnings to combined fixed charges and preference dividends, as appropriate.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, up to $200,000,000 aggregate initial offering price of:

•

shares of our common stock;

•

shares of our preferred stock;

•

our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other evidences of indebtedness, and which may be guaranteed by one of our subsidiaries;

•

share purchase contracts;

•

warrants to purchase any of the other securities that may be sold under this prospectus; and

•

any combination of these securities, individually or as units.

We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale.  We may issue preferred stock that is exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus.  When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock, with a par value of $0.00001 per share.  As of December 31, 2007, there were 86,590,075 shares of our common stock issued and outstanding.

Our common stock is entitled to one vote for each share outstanding on each matter voted at a stockholders’ meeting, including the election of directors.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present, in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.  Holders of our common stock representing five percent (5%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to our certificate of incorporation.  Our certificate of incorporation does not provide for cumulative voting in the election of directors.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event that a dividend is declared, common stockholders on the record date are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available.

There are no restrictions in our certificate of incorporation or bylaws that restrict us from declaring dividends.  The Delaware General Corporation Law, as amended (“DGCL”), provides that a corporation may pay dividends out of surplus, out the corporation’s net profits for the preceding fiscal year, or both provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock raving a distribution preference.

Delaware Anti-Takeover Laws

Section 203 of the DGCL provides state regulation over the acquisition of a controlling interest in certain Delaware corporations unless our certificate of incorporation or bylaws provide that the provisions of these sections do not apply.  Our certificate of incorporation and bylaws do not state that these provisions do not apply.  The DGCL creates a number of restrictions on the ability of a person or entity to acquire control of a Delaware corporation by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things.

DESCRIPTION OF PREFERRED STOCK

Our Board of Directors is authorized, subject to Delaware law, without shareholder approval, from time to time to issue up to an aggregate of 10,000,000 shares of preferred stock, with a par value of $0.00001 per share.  As of the date of this prospectus, there were no shares of our preferred stock issued and outstanding.  The following briefly summarizes the provisions of our certificate of incorporation that would be important to holders of our preferred stock.  The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our certificate of incorporation, which is an exhibit to the registration statement that contains this prospectus.

The description of most of the financial and other specific terms of your series of preferred stock will be in the prospectus supplement accompanying this prospectus.  Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement the general terms described in this section.  If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control.  Thus, the statements we make in this section may not apply to your series of preferred stock.

Reference to a series of preferred stock means all of the preferred stock issued as part of the same series under a certificate of designations filed as part of our certificate of incorporation.  Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock you purchase.  The terms in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Stock

Under our certificate of incorporation, our Board of Directors is authorized, subject to Delaware law, without shareholder approval, from time to time to issue up to an aggregate of 10,000,000 shares of preferred stock in one or more series.  Our Board of Directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions.  Such rights and preferences may be superior to common stock as to dividends, distributions of assets (upon liquidation or otherwise) and voting rights.  Shares of preferred stock may be convertible into shares of any other series or class, including common stock, if our Board of Directors so determines.  Our Board of Directors will fix the terms of the series of preferred stock it designates by resolution adopted before we issue any preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our Board of Directors, including, as applicable:

•

the offering price at which we will issue the preferred stock;

•

the title, designation of number of shares and stated value of the shares of preferred stock;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•

any conversion or exchange rights;

•

whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•

any liquidation rights;

•

any sinking fund provisions;

•

any voting rights; and

•

any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our certificate of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that their holders will have paid their purchase price in full and that we may not ask them to surrender additional funds.  Holders of shares of preferred stock will not have any preemptive or subscription rights to acquire more of our shares.  Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of preferred stock offered may be adversely affected by the rights of holders of any preferred stock that may be issued in the future.  Our Board of Directors may cause preferred stock to be issued in public or private transactions for any proper corporate purposes, which may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans.  Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting shares.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our Board of Directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for payment of dividends.  The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock.  Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the Board of Directors.  Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends.  These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of shares of preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security.  Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of preferred stock will have no voting rights, except:

•

as otherwise stated in the applicable prospectus supplement;

•

as otherwise stated in the certificate of designations establishing the series; or

•

as required by applicable law.

Listing

We have not yet determined whether any series of our preferred stock will be listed on an exchange or over-the-counter market.  If we decide to seek listing of such securities, a prospectus supplement relating to such securities will identify such exchange or market.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement.  The registrar for shares of preferred stock will send notice to shareholders of any meetings at which holders of preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series.  This section summarizes the general terms and provisions of the debt securities that are common to all series.  The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement.  You should read the applicable prospectus supplement for the terms of the series of debt securities offered.  Because the terms of specific series of debt securities offered may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

Our senior debt securities will constitute part of our senior debt and will rank equally with all our other unsecured and unsubordinated debt.  Our subordinated debt securities will constitute part of our subordinated debt and will be subordinate in right of payment to all of our “senior indebtedness”.  The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

We may issue senior or subordinated debt securities.  Neither our senior debt securities nor our subordinated debt securities will be secured by any of our property or assets.  Thus, by owning a debt security, you are one of our unsecured creditors.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture”.  An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us.  Our senior debt securities may be issued from time to time under a senior debt securities indenture between us and a trustee that will be named in the applicable prospectus supplement.  Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture between us and a trustee that will be named in the applicable prospectus supplement.  When we refer to the “applicable indenture” or “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as supplemented by any supplemental indenture applicable to your debt securities.  The trustee has two main roles.  First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the applicable indenture.  Second, the trustee performs certain administrative duties for us.

This section summarizes selected terms of the debt securities that we may offer.  The applicable prospectus supplement and the form of applicable indenture relating to any particular debt securities offered will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section.  If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.  The following summary and any description of our debt securities contained in an applicable prospectus supplement do not describe every aspect of the applicable indenture or the debt securities.  When evaluating the debt securities, you also should refer to all provisions of the applicable indenture and the debt securities.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount.  The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them.  The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities.  The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

General

The debt securities offered hereby will be unsecured obligations of Colombia Goldfields.  The debt securities will be either our senior unsecured obligations issued in one or more series and referred to herein as the “senior debt securities”, or our subordinated unsecured obligations issued in one or more series and referred to herein as the “subordinated debt securities”.  The senior debt securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of Colombia Goldfields.  The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and the senior indebtedness of Colombia Goldfields, as described below under “Subordinated Indenture Provisions”.  As of December 31, 2007, we did not have any secured debt to which our debt securities would be subordinated and we did not have any unsecured debt outstanding that would be on par with the debt securities.

You should read the applicable prospectus supplement for the terms of the series of debt securities offered.  The terms of the debt securities described in such prospectus supplement will be set forth in the applicable indenture and may include the following, as applicable to the series of debt securities offered thereby:

•

the title of the debt securities;

•

whether the debt securities will be senior debt securities or subordinated debt securities of Colombia Goldfields;

•

the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

•

whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

•

the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

•

the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

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the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

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the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the date or dates from which any interest will accrue or how such date or dates will be determined;

•

the interest payment dates and the record dates for these interest payments;

•

whether the debt securities are redeemable at our option;

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whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

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the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

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if the debt securities may be converted into or exercised or exchanged for our common stock, preferred stock, warrants, share purchase contracts or units, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option or at the option of any other person, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of our common shares, preferred shares, warrants, share purchase contracts or units issuable upon conversion, exercise or exchange may be adjusted;

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whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

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the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

•

the currency or currencies of the debt securities;

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whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•

the place or places, if any, other than or in addition to New York, New York, for payment, transfer, conversion and/or exchange of the debt securities;

•

the denominations in which the debt securities will be issued;

•

the applicability of the provisions of the applicable indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;

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material federal income tax considerations that are specific to the series of debt securities offered;

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any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•

whether the applicable indenture contains any changes or additions to the events of default or covenants described in this prospectus; and

•

any other terms specific to the series of debt securities offered.

Unless we indicate differently in the applicable prospectus supplement, the indentures pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity.

Redemption

If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

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the redemption prices (or method of calculating the same);

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the redemption period (or method of determining the same);

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whether such debt securities are redeemable in whole or in part at our option; and

•

any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

If any series of the debt securities offered are convertible into or exchangeable for our common shares or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

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the conversion price or exchange ratio (or the method of calculating the same);

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the conversion or exchange period (or the method of determining the same);

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whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

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the events requiring an adjustment of the conversion price or the exchange ratio; and

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any other provisions affecting conversion or exchange of such debt securities.

Form and Denomination of Debt Securities

Denomination of Debt Securities

Unless we indicate differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form.  We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement.  Debt securities issued in book-entry form will be represented by global securities.

Bearer Form

We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons.  In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices.  The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Holders of Registered Debt Securities

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement.  Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee.  The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system.  These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security.  Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee.  The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities.  The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

As a result, investors will not own debt securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system, or that holds an interest through a participant in the depositary’s book-entry system.  As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name”.  Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them.  These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.  Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the legal holders of the debt securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities.  This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities.  Whether and how the legal holders contact the indirect holders is up to the legal holders.

Notwithstanding the above, when we refer to “you” or “your” in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal holders or only indirect holders of the debt securities offered.  When we refer to “your debt securities” in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;

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if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;

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how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security represents one or any other number of individual debt securities.  Generally, all debt securities represented by the same global securities will have the same terms.  Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise.  We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”.  As a result of these arrangements, the depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary.  Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  The depositary that holds the global security will be considered the legal holder of the debt securities represented by such global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “—Special Situations When a Global Security Will Be Terminated”.

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Holders of Registered Debt Securities” above.

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An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the debt securities.  Neither the trustee nor we have any responsibility for any aspect of the depositary’s actions or for the depositary’s records of ownership interests in a global security.  Additionally, neither the trustee nor we supervise the depositary in any way.

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DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds.  Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of such intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as “certificated” debt securities.  After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name.  We have described the rights of direct holders and street name holders under “—Holders of Registered Debt Securities” above.  Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

The special situations for termination of a global security are as follows:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

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if we notify the trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement.  If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.

Form, Exchange and Transfer of Registered Securities

If we cease to issue registered debt securities in global form, we will issue them:

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only in fully registered certificated form; and

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unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples thereof.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the trustee’s office.  We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities.  We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange.  The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement.  We may appoint additional transfer agents or cancel the appointment of any particular transfer agent.  We may also approve a change in the location of the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing.  We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest.  We will pay interest to each such person even if such person no longer owns the debt security on the interest due date.  The designated day on which we will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date”.  The record date will usually be about two weeks in advance of the interest due date.

Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities.  It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

Payments on Global Securities

We will make payments on a global security directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security.  An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Global Securities” above.

Payments on Certificated Securities

We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date.  We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security.  All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, we will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment.  To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due.  In the case of any interest payments, the instructions must be given by the person who is shown on the trustee’s records as the holder of the certificated security on the applicable record date.  Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day.  The indenture will provide that such payments will be treated as if they were made on the original due date for payment.  A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

What Is an Event of Default?

Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default” with respect to the debt securities offered means any of the following:

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We do not pay the principal of, or any premium on, the debt security on its due date.

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We do not pay interest on the debt security within 60 days of its due date.

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We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

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We remain in breach of a covenant with respect to the debt securities for 90 days after we receive a written notice of default stating that we are in breach.  The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

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We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

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Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable indenture, occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable.  This is called a declaration of acceleration of maturity.  A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders.  Additionally, subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is not required to take any action under the applicable indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”).  If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee.  The trustee may refuse to follow those directions in certain circumstances.  No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

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You must give your trustee written notice that an Event of Default has occurred and remains uncured.

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The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

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The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

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The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

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the payment of principal, or any premium or interest, on the affected series of debt securities; or

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a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, and how to declare or rescind an acceleration of maturity on their debt securities.

With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger or Consolidation

Unless otherwise specified in the applicable prospectus supplement, the terms of the indentures will generally permit us to consolidate or merge with another entity.  We will also be permitted to sell all or substantially all of our assets to another entity.  However, we may not take any of these actions unless, among other things, the following conditions are met:

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in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

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the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

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we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to any indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval.  Subject to the provisions of the applicable indenture, without your specific approval, we may not:

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change the stated maturity of the principal of, or interest on, your debt securities;

•

change any obligation to pay any additional amounts on your debt securities;

•

reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

•

reduce the amount of principal payable upon acceleration of maturity of your debt securities;

•

make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the applicable indenture;

•

change the place or currency of payment on your debt securities;

•

impair your right to sue for payment on your debt securities;

•

if your debt securities are subordinated debt securities, modify the subordination provisions in the applicable indenture in a manner that is adverse to you;

•

reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the applicable indenture;

•

reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults of the applicable indenture; or

•

modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities.

Changes Not Requiring Your Approval

There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

Changes Requiring Majority Approval

Subject to the provisions of the applicable indenture, any other change to, or waiver of, any provision of an indenture and the debt securities issued pursuant thereto would require the following approval:

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If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

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If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

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Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

In each case, the required approval must be given in writing.

Further Details Concerning Voting

When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

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For original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

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For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

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For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption.  Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under “—Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.  If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee’s records as holders of the debt securities of the relevant series on such record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an applicable indenture or of their debt securities.

Defeasance

If specified in the applicable prospectus supplement and subject to the provisions of the applicable indenture, we may elect either:

•

to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as “covenant defeasance”); or

•

to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).

Covenant Defeasance

In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

Subject to the provisions of the applicable indenture, to accomplish covenant defeasance with respect to the debt securities offered:

•

We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•

No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•

We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

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We must deliver to the trustee of such debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

•

We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the applicable indenture.

•

We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the applicable indenture, had been complied with.

If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment.  In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit.  Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

Full Defeasance

If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities.  You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit.  Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:

•

We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•

No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•

We must deliver to the trustee of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•

We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

•

We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the applicable indenture.

•

We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the applicable indenture, had been complied with.

Senior Indenture Provisions

The senior debt securities will be issued under a senior indenture.  The senior indenture (or a form thereof) will be filed as a post-effective amendment to the registration statement, of which this prospectus forms a part, or incorporated by reference herein.  The particular terms of a series of senior debt securities will be set forth in the senior indenture, as supplemented by an applicable supplemental indenture, and described in the applicable prospectus supplement or certificate.  The applicable prospectus supplement and senior indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property.  Unless otherwise provided in a prospectus supplement, the senior indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity.  We urge you to read the senior indenture as supplemented by the supplemental indenture that is applicable to you because that senior indenture, as supplemented, and not this section, defines your rights as a holder of the senior debt securities.

Subordinated Indenture Provisions

The subordinated debt securities will be issued under a subordinated indenture.  The subordinated indenture (or a form thereof) will be filed as a post-effective amendment to the registration statement, of which this prospectus forms a part, or incorporated by reference herein.  The particular terms of a series of subordinated debt securities will be set forth in the subordinated indenture, as supplemented by an applicable supplemental indenture or certificate, and described in the applicable prospectus supplement.  The applicable prospectus supplement and subordinated indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property.  Unless otherwise provided in a prospectus supplement, the subordinated indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity.  We urge you to read the subordinated indenture as supplemented by the supplemental indenture that is applicable to you because that subordinated indenture, as supplemented, and not this section, defines your rights as a holder of the subordinated debt securities.

Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness.  Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected.  In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money’s worth.

Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full.  Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities.  The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

When we refer to “senior indebtedness” in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities issued under a subordinated indenture, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•

renewals, extensions, modifications and refundings of any of such indebtedness.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning the Trustee

We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.  We may maintain deposit accounts and conduct banking and other financing transactions with the trustee in the normal course of business.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate.  We may issue warrants for the purchase of debt securities, preferred stock or common stock.  Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•

the title of such debt warrants;

•

the offering price for such debt warrants, if any;

•

the aggregate number of such debt warrants;

•

the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•

if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•

if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

•

the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•

if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•

whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•

information with respect to book-entry procedures, if any;

•

the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

if applicable, a discussion of material United States federal income tax considerations;

•

the antidilution or adjustment provisions of such debt warrants, if any;

•

the redemption or call provisions, if any, applicable to such debt warrants; and

•

any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Share Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•

the title of such warrants;

•

the offering price for such warrants, if any;

•

the aggregate number of such warrants;

•

the designation and terms of the common stock or series of preferred stock purchasable upon exercise of such warrants;

•

if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•

if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•

the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•

the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•

if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•

the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

if applicable, a discussion of material United States federal income tax considerations;

•

the antidilution provisions of such warrants, if any;

•

the redemption or call provisions, if any, applicable to such warrants; and

•

any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Governing Law

Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or our preferred stock, as applicable, at a future date or dates.  The price per share of our common stock or preferred stock, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula contained in the share purchase contracts.  We may issue share purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the share purchase contracts issued under it:

•

whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, shares of our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•

whether the share purchase contracts are to be prepaid or not;

•

whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•

any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; and

•

whether the share purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any share purchase contracts.  The preceding description and any description of share purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the share purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such share purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•

any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•

whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units.  The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale.  The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement.  We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.  The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.  We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them.  In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market.  Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any such securities.  The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.  Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act.  With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of our common shares.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of the securities sold hereunder will be passed upon for us by Shearman & Sterling LLP, Toronto, Ontario.

EXPERTS

The financial statements and the related financial statement schedules for the fiscal year ended December 31, 2006, incorporated in this prospectus by reference to our annual report on Form 10-KSB for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent chartered accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements and the related financial statement schedules for the comparative financial information for the fiscal year ended December 31, 2005, incorporated in this prospectus by reference to our annual report on Form 10-KSB for the year ended December 31, 2006, have been so incorporated in reliance on the report of Vellmer & Chang, independent chartered accountants, given on the authority of said firm as experts in auditing and accounting.

Any technical information regarding the Marmato and Caramanta projects in the Departments of Caldas and Antioquia in the Republic of Colombia, as described in this prospectus, or incorporated by reference hereto, is included in reliance on the technical report submitted by Micon International Limited, an independent consultant.  This information is included in this prospectus in reliance upon the authority of Micon International Limited as experts in these matters.

$200,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Share Purchase Contracts
Units

_______________

Prospectus

           , 2008

_______________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered.  All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.  We have agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities offered by the selling securityholders.

Securities and Exchange Commission registration fee	$7,860
Printing fees	20,000
Accounting fees and expenses	40,000
Legal fees and expenses	50,000
Miscellaneous expenses	10,000
Total(1)	$127,860

__________

(1)

The amounts set forth above are estimates except for the Securities and Exchange Commission registration fee.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Colombia Goldfields has agreed to indemnify its officers and directors to the fullest extent permitted by law.  Such indemnification is intended to supplement our officers’ and directors’ liability insurance.

Our certificate of incorporation provides for indemnification of our directors, officers and employees as follows:

A director of the Company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.  If the DGCL is hereafter amended to further reduce or to authorize, with the approval of our stockholder, further reductions in the liability of our directors for breach of fiduciary duty, then a director of the Company shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

To the extent permitted by applicable law, we are also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits us to provide indemnification) through provisions in our bylaws, agreements with such agents or other persons, voting of securityholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its securityholders and others.

Any repeal or modification of any of the foregoing provisions of the indemnification provisions in our certificate of incorporation or bylaws shall be prospective and shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Item 16.  Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings.

a.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)

Paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)

Paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(C)

Provided further, however, that paragraphs (i) and (ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

c.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, province of Ontario.

COLOMBIA GOLDFIELDS LTD.

By:	/s/ J. Randall Martin
Name:	J. Randall Martin
Title:	Chief Executive Officer and Vice Chairman of the Board of Directors

Dated:  January 8, 2008

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, J. Randall Martin, Thomas W. Lough and James Kopperson, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Randall Martin	Chief Executive Officer and	January 8, 2008
J. Randall Martin	Vice Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Thomas W. Lough	President	January 8, 2008
Thomas W. Lough

/s/ James Kopperson	Chief Financial Officer	January 8, 2008
James Kopperson	(Principal Financial and Accounting Officer)

/s/ Thomas Ernest McGrail	Director	January 8, 2008
Thomas Ernest McGrail

/s/ James Verraster	Director	January 8, 2008
James Verraster

/s/ Jonathan Berg	Director	January 8, 2008
Jonathan Berg

/s/ Terry Lyons	Director	January 8, 2008
Terry Lyons

/s/ Edward Flood	Director	January 8, 2008
Edward Flood

/s/ David Bikerman	Director	January 8, 2008
David Bikerman

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting agreement.
4.1(1)	Certificate of Incorporation of Colombia Goldfields Ltd.
4.2	Form of certificate representing Colombia Goldfields Ltd. common stock.
4.3*	Form of certificate representing Colombia Goldfields Ltd. preferred stock.
4.4*	Form of certificate of designation for preferred stock.
4.5	Form of indenture relating to senior debt securities.
4.6	Form of indenture relating to subordinated debt securities.
4.7*	Form of senior debt security.
4.8*	Form of senior subordinated debt security.
4.9*	Form of subordinated debt security.
4.10*	Form of warrant agreement, including form of warrant.
4.11*	Form of share purchase contract agreement, including form of security certificate.
4.12*	Form of unit agreement, including form of unit certificate.
5.1	Opinion of Shearman & Sterling LLP.
12.1	Computation of ratio of earnings to fixed charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Vellmer & Chang, Chartered Accountants.
23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.1 above).
23.4	Consent of Micon International Ltd.
24.1	Power of Attorney (included on the signature page of this registration statement).
25.1**	Form T-1 Statement of Eligibility and Qualification of Trustee.

____________

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**

To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)

Previously filed as Exhibit 3.1 to the registrant's registration statement on Form SB-2, filed with the Securities and Exchange Commission on October 27, 2006 and incorporated herein by reference.